                                                                 Exhibit 10.13

                               FIRST AMENDMENT TO
                         DEFERRED COMPENSATION AGREEMENT

            This First Amendment to Deferred Compensation Agreement is made as of the 23rd day of March, 1998 by and between STANDARD PARKING, L.P., a Delaware limited partnership (the "Company") and MICHAEL K. WOLF (the "Employee").

                                    RECITALS

            A. The Company and Employee have previously entered into a certain Deferred Compensation Agreement dated as of April 15, 1996 ("DCA") to provide certain additional compensation to the Employee if the Employee continues his employment with the Company until his retirement or earlier death.

            B. Control of the Company will change by reason of the consummation (the "Closing") of the transaction contemplated by that certain Combination Agreement dated as of January 15, 1998 by and between APCOA, Inc., a Delaware corporation ("APCOA"), on the one hand, and Myron C. Warshauer, Stanley Warshauer, Steven A. Warshauer, Dosher Partners, L.P., SP Associates and SP Parking Associates, on the other hand.

            C. The parties desire to amend certain provisions of the DCA as hereinafter set forth.

            NOW, THEREFORE, in consideration of the recitals, the mutual promises and undertakings hereinafter set forth, the sum of Ten Dollars in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1. The following is hereby substituted in lieu of the definition of "Change in Control" contained in paragraph 1(e) of the DCA:

            (e) "Change in Control" shall mean the first to occur of (i) the date on which Warshauer ceases to be the Chief Executive Officer of the Company and of APCOA, Inc., a Delaware corporation ("APCOA"), or (ii) the date on which Warshauer no longer retains, for whatever reason, primary responsibility for the daily management of, and the ability to implement his management decisions with respect to, the Company and APCOA."

            2. Except to the extent expressly modified above, the DCA is hereby ratified and confirmed in all respects.

            IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first above written.

STANDARD PARKING, L.P., a Delaware
limited partnership

By:   Standard Parking Corporation

By:   /s/   Myron C. Warshauer             /s/       Michael K. Wolf
      --------------------------------     ------------------------------------
                 President                           Michael K. Wolf

                         DEFERRED COMPENSATION AGREEMENT

            This Agreement is made and entered into as of April 15, 1996 by and between Standard Parking L.P., a Delaware limited partnership (the "Company"), and Michael K. Wolf (the "Employee").

                                    RECITALS

            A. The Company regards the Employee as important to the long-term growth and profitability of the Company and has determined that it would be to the advantage and interest of the Company to provide certain additional compensation to the Employee if the Employee continues his employment with the Company until his retirement or earlier death.

            B. The Employee wishes to be assured that he or his family will be entitled to a certain amount of additional compensation for some definite period of time from and after his retirement from active service with the Company, whether by reason of his death or otherwise.

            C. The parties hereto wish to provide the terms and conditions upon which the Company shall pay such additional compensation to the Employee or his family after his retirement or death.

                                     CLAUSES

            Now, therefore, in consideration of the premises and of the mutual promises contained herein, the parties hereto agree as follows:

            1. Definitions.

            (a) "Actuarial Assumptions" means the mortality assumptions reflected in the UP 84 Mortality Table and a discount rate of six percent (6%) per annum.

            (b) "Annual Retirement Benefit" means an amount equal to $150,000 per annum which, subject to the conditions set forth herein, is to be paid by the Company to the Employee during the period described in Section 2 hereof.

            (c) "Beneficiary" means the person or persons last designated by the Employee as the intended beneficiary or beneficiaries of his Death Benefit, all such designations to be made in writing on forms approved by or acceptable to the Company. In the absence of any valid written designation by the Employee, the Beneficiary shall be the Employee's spouse, if his spouse survives him and was living in the same residence with the Employee immediately before his death, or otherwise shall be the Employee's estate.

            (d) "Cause" means (i) the Employee knowingly and willfully engages in or manifests his intent to engage in conduct which is demonstrably and materially injurious to the Company or its affiliates, monetarily or otherwise; or (ii) the Employee engages in egregious misconduct involving serious moral turpitude to the extent that, in the reasonable


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

                  judgment of the Company, the Employee's credibility and reputation no longer conform to the standard of the Company's executives.

            (e) "Change in Control" means the occurrence of any one of the following: (i) the Corporation fails to control the day-to-day operations of the Company, whether the loss of control is due to its removal or resignation as general partner, the admission of one or more other general partners having equal or greater voting rights respecting the Company's operations, or otherwise; provided, however, that the foregoing shall not constitute a Change in Control if Warshauer, directly or indirectly through one or more Controlled Entities, possesses more than 50% of the voting rights in the Company or its general partners; (ii) Warshauer (or members of his family or trusts created for any of their benefit) owns less than a majority of the Corporation's voting stock; provided, however, that the foregoing shall not constitute a Change in Control if Warshauer, directly or indirectly through one or more Controlled Entities, possesses more than 50% of the voting rights in the Company or its general partners; or (iii) Warshauer ceases for any reason (including, without limitation, by reason of his death, disability, resignation or retirement) to serve as the Corporation's president or chief executive officer or as the general partner, manager, president or chief executive officer of the Company or of any entity that serves as the Company's general partner.

            (f)   "Code" means the Internal Revenue Code of 1986, as amended.


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

            (g) "Commencement Date" means the first day of the third month following the Retirement Date.

            (h) "Computation Date" means the September 1 nearest to the date of the Employee's death.

            (i) "Controlled Entity" means any corporation, partnership, limited liability company, trust or other entity that Warshauer, members of his family or trusts for the benefit of Warshauer or members of his family controls by virtue of possessing more than 50% of the voting power of the stock, general partnership interests, membership interests or other ownership interests in the entity or by virtue of serving as a trustee having more than 50% of the voting rights of all trustees of the trust.

            (j) "Corporation" means Standard Parking Corporation, the general partner of the Company.

            (k) "Death Benefit" means the amount set forth on the attached Exhibit B opposite the calendar year during which the Employee's death occurs, reduced by the date of death value of all Retirement Benefits (or Third Party Benefits following a Qualifying Termination of Employment) previously paid to the Employee, if any, using an assumed interest rate of 6% per annum from the date of each such payment, and, following a Qualifying Termination of Employment, further reduced by the amount of any Third Party Death Benefit.

            (l) "Disabled" or "Disability" means that the Employee is not able to perform substantially all of the duties of his regular occupation with the Company, except that after the first full twenty-four (24) months of such disability, it means that the Employee is not able to perform substantially all of the duties of his occupation with the Company or any other occupation for which he is or becomes fitted by education, training or experience. The determination of whether the Employee is Disabled shall be made by the Company and shall be final and binding upon the Employee.

            (m) "ERISA" means the Employee Income and Security Act of 1974, as amended.

            (n) "Qualifying Disability Period" means the time during which the Employee is Disabled, but only if the Employee's Disability first occurs while the Employee is in the employ of the Company on a full time basis.

            (o) "Qualifying Termination of Employment" means (i) the Company's termination of the Employee's employment without Cause; or
                  (ii) the termination of the Employee's employment by the Company or by the Employee for any reason, but only after a Change in Control.

            (p) "Retirement Benefits" means the aggregate of all of the Annual Retirement Benefit payments due to the Employee for the period described in Section 2 hereof.

            (q) "Retirement Date" means the date on which the Employee attains age sixty-five (65).

            (r) "Substantial Compensation" means the sum of $300,000 (as adjusted below) or more per year received by the Employee in the form of wages, salary, cash bonus, fees for services rendered, commissions, expense allowances under a nonaccountable plan, self-employment income, cash distributions from an S corporation that employs the Employee or cash distributions from a partnership other than the Company or a limited liability company that employs the Employee or for which the Employee performs personal services on a regular basis, or any other distributions relating to the performance of personal services by the Employee, made by any entity other than the Company which employs the Employee or for or in connection with which the Employee performs personal services on a regular basis. The $300,000 figure set forth above shall be adjusted each year to reflect the increase from May 1990 to the date of computation in the Consumer Price Index, Chicago, Illinois, Urban Wage Earners, prepared by the Bureau of Labor Statistics of the U.S. Department of Labor.

            (s) "Third Party Benefit" means any benefit payable to the Employee, by a person, firm or entity other than the Company or its affiliates, pursuant to any employee pension plan within the meaning of Section 3(2) of ERISA, deferred compensation arrangement, golden parachute payments, plan described in Section 403(a), 403(b) or 408(k) of the Code, excess benefit plan, supplemental retirement plan or any other type of retirement or employment termination benefit plan, regardless of whether or not the Employee actually receives such benefit and disregarding any forfeiture of such benefit by reason of the termination of the employment of or the relationship with the Employee and any discretionary termination of such benefit by the obligor or sponsor of the benefit. If any such benefit terminates by reason of forfeiture, discretionary termination by the obligor or sponsor of the benefit or for any other reason and the Employee becomes entitled to receive a similar benefit from the same or a different obligor or sponsor, then such similar benefit shall constitute a Third Party Benefit only to the extent that it exceeds the terminated benefit.

            (t) "Third Party Annual Retirement Benefit" means the annual payment which will amortize the accrued value, as of the Employee's Retirement Date, of all Third Party Benefits over a period of 15 years with interest at 6% per annum. For the purposes hereof, such accrued value of a Third Party Benefit shall be determined in accordance with the following: (i) in the case of a Third Party Benefit under a defined benefit plan, the present value of the Employee's accrued benefit under the plan at his Retirement Date (the "PVAB") which shall be determined in accordance with the actuarial assumptions stated in such plan (or, if none are stated in the plan, in accordance with the Actuarial Assumptions); (ii) in the case of a Third

                  Party Benefit under a defined contribution plan or under a plan described in Section 408(k) of the Code, the Employee's account balance ("Account Balance") in the plan at his Retirement Date (excluding any portion thereof attributable to his own contributions and any earnings thereon); (iii) in the case of a Third Party Benefit under a plan described in
                  Section 403(a) or 403(b) of the Code, the present value as of the Retirement Date of the annuity payments payable to the Employee under the plan if he retired on the Retirement Date (the "Annuity Value"), determined in accordance with the actuarial assumptions stated in the plan (or, if none are stated in the plan, in accordance with the Actuarial Assumptions); and (iv) in the case of a Third Party Benefit under an excess benefit plan (as defined in Section 3(36) of ERISA) or a supplemental executive retirement plan the benefits of which are calculated by reference to the amount of benefits available under a defined benefit plan or a defined contribution plan, the present value as of the Retirement Date of the amounts payable to the Employee under the plan if he retired on the Retirement Date (the "Excess Value"), determined in accordance with the actuarial assumptions stated in the plan (or, if none are stated in the plan, in accordance with the Actuarial Assumptions).

            (u) "Third Party Death Benefit" means any death benefit payable to the Employee's Beneficiary, following and by reason of the death of the Employee, by a person, firm or entity other than the Company or its affiliates or pursuant to any life insurance policy on the Employee's life to the extent such death benefit is attributable to premiums paid by such person, firm or entity, regardless of whether or not the Employee's Beneficiary actually receives such death benefit and disregarding any forfeitures of such death benefit by reason of termination of the employment of or the relationship with the Employee and any discretionary termination of such Benefit by the obligor or sponsor of the death benefit. If any such death benefit terminates by reason of forfeiture, discretionary termination by the obligor or sponsor of the death benefit or for any other reason, and the Employee's Beneficiary becomes entitled to receive a similar death benefit from the same or different obligor or sponsor, then such similar death benefit shall constitute a Third Party Death Benefit only to the extent that it exceeds the terminated death benefit.

            (v)   "Warshauer" means Myron C. Warshauer.

            2. Retirement Benefits.

            (a) Except as otherwise provided herein, the Company agrees to pay to the Employee, as additional compensation, an Annual Retirement Benefit on the Commencement Date and on each anniversary of the Commencement Date until the first to occur of (i) fifteen (15) such annual payments having been made or (ii) the Employee's death. Notwithstanding the foregoing, the Employee will not be entitled to any Retirement Benefits unless the Employee remains in the employ of the Company on a full-time basis without any break or interruption in service (disregarding for this purpose a termination of employment that constitutes a Qualifying Termination of Employment or a break or interruption in service during a Qualifying Disability Period) from the date hereof to the Retirement Date.

            (b) Notwithstanding anything to the contrary set forth in Section 2(a), the Company's obligation to pay Retirement Benefits shall continue after a Qualifying Termination of Employment, but thereafter shall be terminated or reduced as hereinafter set forth. If, in any calendar year after a Qualifying Termination of Employment, the Employee receives Substantial Compensation, then the Employee shall not be entitled to any Retirement Benefits provided under this Agreement and all of the Company's obligations hereunder shall immediately lapse and terminate. If, at any time after a Qualifying Termination of Employment, the Employee receives or becomes contractually entitled to receive any Third Party Benefits, then the Annual Retirement Benefit shall be reduced dollar for dollar by the amount of any Third Party Annual Retirement Benefits that the Employee is entitled to receive in any year that an Annual Retirement Benefit is payable hereunder.

            3. Death Benefit.

            (a) Except as otherwise provided herein, upon the death of the Employee either prior to or after the Retirement Date but prior to payment to him of all of the Retirement Benefits to which he is or may become entitled under Section 2, the Company agrees to pay to the Employee's Beneficiary, as additional compensation to the Employee, an amount equal to the Death Benefit. Notwithstanding the foregoing, the Death Benefit will be payable if and only if the Employee has been in the employ of the Company on a full-time basis without any break or interruption in service (disregarding for this purpose a termination of employment that constitutes a Qualifying Termination of Employment or a break or interruption in service during a Qualifying Disability Period) from the date hereof to the earlier of (a) his Retirement Date or (b) the date of his death. The Death Benefit will be paid to the Beneficiary no later than ninety (90) days after the death of the Employee. No Death Benefit will be payable if the Employee has received payment of all of the Retirement Benefits to which the Employee is entitled under Section 2.

            (b) Notwithstanding anything to the contrary set forth in Section 3(a), the Company's obligation to pay the Death Benefit shall continue after a Qualifying Termination of Employment, but thereafter shall be terminated or reduced as hereinafter set forth. If, in any calendar year after a Qualifying Termination of Employment, the Employee receives Substantial Compensation, then the Employee shall not be entitled to the Death Benefit provided under this Agreement and all of the Company's obligations hereunder shall immediately lapse and terminate. If, at any time after a Qualifying Termination of Employment, the Employee's estate receives or becomes contractually obligated to receive any Third Party Death Benefits, then the Death Benefit shall be reduced dollar for dollar by the amount of any Third Party Death Benefits that the Employee's estate is entitled to receive.

            4. Termination of Employment. Except as otherwise set forth in this Agreement, the Company's obligations under Section 2 and Section 3 are conditioned upon the continuous employment of Employee by the Company (or by one of its partners or affiliates) until the earlier of his death or his Retirement Date. If the Employee's employment is terminated prior to the Retirement Date for any reason whatsoever, except as a result of the Employee's Disability, and the termination does not constitute a Qualifying Termination of Employment, then the Employee shall not be entitled to any Retirement Benefits or the Death Benefit provided under this Agreement and all of the Company's obligations hereunder shall immediately lapse and terminate. If the Employee's termination of employment constitutes a Qualifying Termination of Employment, the Employee shall be entitled to the Retirement Benefits and/or the Death Benefit on the terms and subject to the conditions set forth herein. If the Employee's employment is terminated on account of his Disability, the Employee shall be entitled to the Retirement Benefits and/or the Death Benefit on the terms and subject to the conditions set forth herein, but only if his Disability continues until the earlier of (a) his Retirement Date, (b) his death or (c) the date on which he is re-employed by the Company in substantially the same capacity and performing substantially all of the duties of his employment as at the time the Disability began.

            5. Verification of Compensation. If a Qualifying Termination of Employment occurs, the Employee or his estate shall, no less often than annually and within one hundred twenty (120) days following the end of each applicable calendar year, provide information to the Company sufficient to verify (a) whether the Employee has received Substantial Compensation during the preceding calendar year and (b) the amount of any Third Party Benefits or Third Party Death Benefits that the Employee or his estate received during the preceding calendar year or that the Employee or his estate is entitled to receive in the future. Without limiting the generality of the foregoing, the Employee shall provide the following items to the Company:

            (i) annual federal income tax returns for the preceding calendar year or any fiscal year ending in the preceding calendar year, including all Forms


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

                  W-2 and all Forms K-1 (or its equivalent) showing the profits, losses and cash distributions from every partnership, S corporation and limited liability company in which the Employee owns an interest; and

            (ii) copies of any plan or agreement providing for the payment to the Employee of any Third Party Benefits or Third Party Death Benefits, including but not limited to all contracts, agreements, deferred compensation plans, pension or profit sharing plans and summary plan descriptions, life insurance policies and other documents that may provide for the payment, or the terms upon which payment will or may be made, of Third Party Death Benefits or Third Party Death Benefits.

            If the Employee fails or refuses to provide the foregoing information to the Company after a Qualifying Termination of Employment and the Employee fails to cure such default within fifteen (15) days following notice of such default having been given to the Employee, then the Employee shall not be entitled to any Retirement Benefits or Death Benefit for which provision is made in this Agreement and all of the Company's obligations hereunder shall immediately lapse and terminate. In the event that notice of such default has been given to the Employee with respect to three (3) or more calendar years, then no notice of any such default thereafter shall be required to be given to the Employee and any such default as of thereafter shall be deemed to terminate the Employee's entitlement to any such Retirement Benefits or Death Benefit without notice or any cure period.

            6. Designation of Beneficiary. The Employee may designate a Beneficiary of his Death Benefit by completing, signing and delivering to the Company a Designation of


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

Beneficiary form in form and substance as set forth in Exhibit A attached hereto. The Employee may change his Beneficiary at any time by completing, signing and delivering to the Company a new Designation of Beneficiary form.

            7. Tax Withholding. The Company shall report the full amount of the Retirement Benefits as compensation to the Employee in the year in which such amounts are paid or as the Company may otherwise determine is required by law. Such amounts will be reflected on the Form W-2 issued to the Employee and will be subject to withholding for federal, state and local income and employment taxes as determined by the Company.

            8. Assignment. Neither the Employee nor his Beneficiary shall have any power or right to transfer, assign, anticipate, pledge, hypothecate or otherwise encumber any part or all of the amounts payable under this Agreement, nor shall such amounts be subject to attachment, garnishment, levy, execution or other legal or equitable process by any creditor of the Employee or his Beneficiary, and no such benefit shall be transferable by operation of law in the event of bankruptcy, insolvency or death of the Employee or any Beneficiary. Any such attempted assignment, transfer or encumbrance shall be null and void and shall terminate the Company's obligations under this Agreement and the Company shall thereupon have no further liability to the Employee or his Beneficiary.

            9. Unfunded Arrangement. It is the intention of the parties that this Agreement shall constitute an unfunded and unsecured arrangement maintained for the purpose of providing deferred compensation for a select member of the Company's management and/or a highly compensated employee for purposes of Title I of ERISA and for federal income tax purposes. Any and all reserves, investments, insurance policies or other assets that may be set aside or purchased by the Company to fund its obligations hereunder shall belong solely to the Company and neither the Employee nor his Beneficiary shall have any rights, claims or interest therein. The Company's obligations hereunder shall be payable solely from the assets of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall (a) require the Company to set aside any reserves or other assets to fund its obligations hereunder or (b) create, or be construed to create, a trust of any kind. There is no guaranty that the Company's assets will be sufficient to pay the benefits contained herein. The Employee agrees that no general or limited partner, employee or agent of the Company (and no officer, director, employee, agent or shareholder of the Company's general partner) shall be liable for any obligation of the Company or any loss or claim incurred by the Employee in connection with this Agreement. The Employee hereby releases the Company's general partner or general partners, whether now serving or that may hereafter become admitted as a general partner, from any and all liability to pay the Company's obligations under this Agreement or to contribute or advance funds to the Company to enable it to satisfy such liability.

            10. Subject to Claims of Creditors. Payments to be made to the Employee or his Beneficiary shall be made from assets which, for all purposes, shall continue to be a part of the general assets of the Company, and no person shall have, by virtue of the provisions of this Agreement, any interest in, preferred claim on or beneficial interest in any of the Company's assets. The rights of the Employee and his Beneficiary to receive payments from the Company under the provisions hereof shall be a mere unsecured contractual right and shall be no greater than the right of any unsecured general creditor of the Company.


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

            11. No Prior Rights. This Agreement is not a contract of employment and neither this Agreement nor any action taken hereunder shall be construed as giving the Employee any right to be retained in the employ of the Company or any of its partners or affiliates nor limit the right of the Company to discharge the Employee. This Agreement provides solely for additional compensation for the Employee's services, payable after the termination of his employment with the Company and is not intended to be an employment contract.

            12. Integration. This Agreement sets forth the entire agreement between the parties with respect to the matters described herein and all prior discussions and negotiations between them with respect to this subject matter are hereby merged into this Agreement. This Agreement supersedes any and all previous agreements between the parties or between the Employee and the general partner of the Company, written or oral, relating to the subject matter hereof.

            13. Amendments. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

            14. Successors. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Employee and his successors, assigns, heirs, executors, administrators and beneficiaries.

            15. Notices. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, return receipt requested, postage prepaid, addressed to the


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

Company at its principal office or to the Employee at his last known residence address as shown on the records of the Company. The date of receipt shall be deemed the date of notice, consent or demand.

            16. Attorney's Fees. If any action at law or in equity, or any arbitration proceeding, is brought to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

            17. Illinois Law. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Illinois. Both parties hereby consent to the exclusive jurisdiction of any state or federal court located within Cook County, Illinois, which is the location of the Company's principal office, and agree that any litigation or other proceeding instituted hereunder shall be brought in such county and state. The parties waive any objection they may have based on improper venue or forum non conveniens to the conduct of any proceeding instituted in Cook County, Illinois.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


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

                                    Company:

                                    STANDARD PARKING L.P.,
                                    a Delaware limited partnership

                                    By:   Standard Parking Corporation,
                                          its general partner


                                          By:


                                          /s/
                                          ---------------------------------
                                          Name:  Myron C. Warshauer
                                          Title:  President



                                    Employee:


                                    /s/
                                    ---------------------------------------
                                    Name:  Michael K. Wolf


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

                                    EXHIBIT A

                           DESIGNATION OF BENEFICIARY


TO:   General Partner
      Standard Parking L.P.

In accordance with the provisions of the Deferred Compensation Agreement dated as of , 1996 (the "Agreement"), I hereby designate, subject to the conditions stated below, the following as my beneficiary(ies) hereby revoking all prior designations, if any, made by me:

Primary Beneficiary(ies)

1.
      -------------------------------------------------------------------------
      Name and address

      ----------------------------        -------------------------------------
      Relationship                        Soc. Sec. No.


2.
      -------------------------------------------------------------------------
      Name and address

      ----------------------------        -------------------------------------
      Relationship                        Soc. Sec. No.


Secondary Beneficiary(ies) in the event no beneficiary designated above survives me:

1.
      -------------------------------------------------------------------------
      Name and address

      ----------------------------        -------------------------------------
      Relationship                        Soc. Sec. No.


2.
      -------------------------------------------------------------------------
      Name and address

      ----------------------------        -------------------------------------
      Relationship                        Soc. Sec. No.


Conditions: These designations shall be effective with respect to my entire interest, if any, under the Agreement, payable to me following my death.


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

Unless otherwise provided on the face of this designation, any payment to be made pursuant to this designation: (a) shall be paid in equal shares to such of the primary beneficiaries who survive me, or (b) if no primary beneficiaries shall survive me, such payment shall be made in equal shares to such of the secondary beneficiaries who survive me. Any beneficiary who fails to survive me by at least 10 days shall be deemed to have predeceased me.

I reserve the right to change my beneficiary(ies) by filing another designation.

This designation is subject to the terms of the Agreement.


                                    -------------------------------------------
                                    Name of Employee (Please print)


                                    -------------------------------------------
                                    Signature of Employee


                                    -------------------------------------------
                                    Date

Received  on the  ______________
day   of   ____________________,
19______


By:
   -----------------------------


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

                                    EXHIBIT B

                           SCHEDULE OF DEATH BENEFITS


                                                     Amount of
Year of Death                                       Death Benefit
-------------                                       -------------
1996-1998                                             725,000
1999-2001                                             775,000
2002-2004                                             850,000
2005-2007                                             950,000
2008-2010                                           1,150,000
2011-2013                                           1,275,000
2014 or after                                       1,400,000*


*To be reduced as set forth in Section 1(k) of Agreement


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